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                                  EXHIBIT 23.3
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Patron Holdings, Inc. (Formally Combined Professional Services, Inc.) Chicago, Illinois

Re:  Consent to include audit report in Form S-8

Ladies & Gentlemen:

We hereby consent to the inclusion of our Independent Auditor's Report dated March 9, 2002 covering the financial statements for the years ended December 31, 2001 and 2000, in the Form S-8 filed for Patron Holdings, Inc. (formally Combined Professional Services, Inc.).

We also consent to the reference to us under the caption "Experts" in the Reoffer Prospectus in the same Form S-8.


Yours truly,

(Signed manually)
GRASSANO ACCOUNTING, P.A.
Boca Raton, Florida
December 17, 2002